AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of December, 2007, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the “Transfer Agent Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series, The American Trust Allegiance Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund and amend the fees; and

WHEREAS, Section 12 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit C is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Name: Douglas G. Hess	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit C to the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series	Date Added
The American Trust Allegiance Fund	11/18/2002
The American Trust Energy Alternatives Fund	on or after 12/12/2007

For the services rendered by USBFS under this Agreement, the Fund(s) listed herein shall pay USBFS compensation as set forth in the Fee Schedule below:

TRANSFER AGENT & SHAREHOLDER SERVICES FEE SCHEDULE at December, 2007
Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
♦  No-Load  - $[___] /account
♦  Load Fund - $[___] /account
♦  Daily Accrual Fund - $[___] /account
♦  Closed Accounts - $[___] /account

Year 1:
$[___] Minimum
[___] bp to cover all other out- of- pocket expenses and semi-annual mailings
[___] bp to cover all other out-of-pocket expenses and quarterly mailings
 (out-of-pockets do not include proxies, programming or system charges)

Year 2 all of the following service charges apply:
Annual Minimum – Up to [___] accounts per fund
♦  $[___] per no-load fund
♦  $[___] first load or daily accrual fund
♦  $[___] each additional class
[___] bp to cover all other out-of-pocket expenses and quarterly mailings (out-of-pockets do not include proxies, programming or system charges)

Annual Minimum – Over [___] accounts per fund
♦  $[___] per no-load fund
♦  $[___] per load or daily accrual fund
♦  $[___] each additional class
[___] bp to cover all other out-of-pocket expenses and quarterly mailings (out-of-pockets do not include proxies, programming or system charges)
Activity Charges
♦  Telephone Calls - $[___] /minute
♦  401(k) Daily Valuation Trades - $[___]/trade
♦  Omnibus Account Transactions
♦  $[___] each – first 100 transactions
♦  $[___] each – next 400 transactions
♦  $[___] each – next 1,500 transactions
♦  $[___] each – next 3,000 transactions
♦  $[___] each – balance of transactions
♦  E-mail Services
$[___] /month administration
$[___] /e-mail received

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
♦  $[___] /qualified plan acct (Cap at $[___]/SSN)
♦  $[___] /Coverdell ESA acct (Cap at $[___]/SSN)
♦  $[___] /transfer to successor trustee
♦  $[___] /participant distribution (Excluding SWPs)
♦  $[___] /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)
♦  $[___] /outgoing wire transfer
♦  $[___] /overnight delivery
♦  $[___] /telephone exchange
♦  $[___] /return check or ACH
♦  $[___] /stop payment
♦  $[___] /research request (Cap at $[___]/request)
(For requested items of the second calendar year [or previous] to the request)

Technology Charges
1.   Fund Group Setup (first cusip) - $[___] /fund group
2.   Fund Setup - $[___] /cusip (beyond first cusip)
3.   NSCC Service Interface – All NSCC Services
♦  Setup - $[___] /fund group
♦  Annual - $[___] /cusip/year
4.   Telecommunications and Voice Services
♦  Service Setup - $[___] ATT transfer connect
♦  VRU Setup - $[___] /fund group
♦  VRU Maintenance - $[___] /cusip/month
♦  Voice Response Calls - $[___] /call
5.   Asset Allocation Services - $[___] /account group/year (4 reallocations)
6    12b-1 Aging - $[___] /account/year
7.   Average Cost - $[___] /account/year
8.   Development/Programming - $[___]/hour
9.   Excessive Trader - $[___] setup/fund group of 1-5 funds,  $[___] setup/fund group of over 5 funds, $[___]/account/year
10.  File Transmissions – subject to requirements
11. Selects - $[___] per select
12. ReportSource - $[___]/month – Web reporting
13. Short-Term Trader*
♦  90 days or less - $[___] /open account
♦  91-180 days - $[___] /open account
♦  181-270 days - $[___] /open account

Exhibit C (continued) to the AST Transfer Agent Agreement

♦  Draft Check Processing - $[___] /draft
♦  Daily Valuation Trades - $[___] /trade
♦  Lost Shareholder Search - $[___] /search
♦  AML New Account Service - $1.00/new domestic accounts
         and $[___]/new foreign account
♦  ACH/EFT Shareholder Services:
$[___] /month/fund group
$[___] /ACH item, setup, change
$[___] /correction, reversal

Out-of-pocket Costs - Including but not limited to:
♦  Telephone toll-free lines, call transfers, etc.
♦  Mailing, sorting and postage
♦  Stationery, envelopes
♦  Programming, special reports
♦  Insurance, record retention, microfilm/fiche
♦  Proxies, proxy services
♦  ACH fees, NSCC charges
♦  Disaster recovery – $[___] per open account
♦  All other out-of-pocket expenses

Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

♦  271 days – 1 year - $[___] /open account
♦  1 year – 2 years - $[___] /open account
14.  Extraordinary services – charged as incurred
♦  Conversion of Records (if necessary) – Estimate to be provided.
♦  Custom processing, re-processing
♦  All other extraordinary services

Advisor’s Signature below acknowledges approval of the Exhibit C fee schedule above to the AST Transfer Agent Servicing Agreement.

American Trust Investment Advisors, LLC

By:   /s/ Paul H. Collins

Printed Name:  Paul H. Collins

Title:  President                                                                                      Date:    2/5/2008